EXHIBIT 23.01

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-2 of our report dated September 22, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), which appears on page F-2 of the Annual Report on Form 10-KSB/A for the year ended June 30, 2003. We also consent to the reference to our Firm under the caption "Experts" in the prospectus.




/s/  GELFOND  HOCHSTADT  PANGBURN,  P.C.


Denver, Colorado
April 30, 2004



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